Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE 1933 ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE PRINCIPAL AMOUNT REPRESENTED BY THIS DEBENTURE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2.7 OF THIS DEBENTURE.

10% CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, H/Cell Energy Corporation, a Nevada corporation (the “Borrower”), promises to pay to _________________ (the “Holder”) or its registered assigns or successors in interest, the sum of Seventy-Five Thousand Dollars ($75,000.00) (the “Principal Amount”), together with any accrued and unpaid interest hereon, on February 8, 2021 (the “Maturity Date”) if not sooner paid.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of February 8, 2019, between Borrower and the Holder (as amended, modified or supplemented from time to time, the “Purchase Agreement”).

The following terms shall apply to this convertible debenture (the “Debenture”):

ARTICLE I

PRINCIPAL, INTEREST & AMORTIZATION

1.1. Interest Rate. The Borrower shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 10.0% per annum in the aggregate, subject to adjustment as set forth herein, which shall be payable monthly in cash in arrears on the first Business Day of each fiscal month, beginning on March 1, 2019 and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day).

1.2. Interest Calculations. Interest on the outstanding Principal Amount shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the date of the first issuance of the Debenture (the “Issue Date”) until payment or conversion in full of the outstanding principal, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.

1.3. Prepayment. The Borrower may prepay any portion of the Principal Amount of this Debenture without the prior written consent of the Holder, provided, however, that (i) any prepayment is done on a pro rata basis on all Debentures then outstanding; and (ii) any prepayment requires at least five (5) Business Days prior written notice, during which time the Holder has the right to convert this Debenture in accordance with Article II.

ARTICLE II

CONVERSION REPAYMENT

2.1. Optional Conversion.

(a) Subject to the provisions of Section 2.2, at any time or times on or after the Issue Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Fixed Conversion Rate (as defined below). The Borrower shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Borrower shall round such fraction of a share of Common Stock up to the nearest whole share. The Borrower shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Fixed Conversion Price (the “Conversion Rate”).

(c) “Conversion Amount” means the portion of the Principal Amount to be converted, redeemed or otherwise with respect to which this determination is being made, plus all accrued and unpaid Interest with respect to such portion of the Principal Amount.

(d) “Fixed Conversion Price” means $0.50, as adjusted for stock splits, stock dividends, stock combinations or other similar transactions.

2.2. Conversion Limitation. Notwithstanding anything to the contrary contained in this Debenture, this Debenture shall not be convertible by the Holder hereof, and the Borrower shall not effect any conversion of this Debenture or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder the Holder (together with its affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Debenture shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Borrower for conversion, exercise or exchange (as the case may be). No prior inability to convert this Debenture, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Debenture. By written notice to the Borrower, at any time the Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Borrower, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Debentures.

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2.3. Mechanics of Holder’s Conversion. In the event that the Holder elects to convert this Debenture into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Conversion Amount being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount and accrued Interest as entered in its records and shall provide written notice thereof to the Borrower on the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by physical delivery or crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Borrower written instructions to the contrary.

2.4. Late Payments. The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Borrower agrees to pay late payments to the Holder for late issuance of such shares in the form required pursuant to this Article II upon conversion of the Debenture, in the amount equal to $500 per business day after the Delivery Date. The Borrower shall pay any payments incurred under this Section in immediately available funds upon demand.

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2.5. Conversion Mechanics.

(a) The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount by the then applicable Fixed Conversion Price.

(b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Reclassification, etc. If Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Debenture, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after such reclassification or other change at the sole election of the Holder.

B. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by Borrower in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

2.6. Reservation of Shares. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Debenture. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Debenture.

2.7. Book-Entry. Notwithstanding anything to the contrary set forth in this Article II, following conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Borrower unless (A) the full Conversion Amount represented by this Debenture is being converted (in which event this Debenture shall be delivered to the Borrower following conversion thereof) or (B) the Holder has provided the Borrower with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Borrower shall maintain records showing the Principal Amount and Interest converted and/or paid and/or adjusted (as the case may be) and the dates of such conversions and/or payments and/or adjustments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Debenture upon conversion.

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ARTICLE III

EVENTS OF DEFAULT

The occurrence of any of the following events set forth in Sections 3.1 through 3.9, inclusive, shall be an “Event of Default”:

3.1. Failure to Pay Principal, Interest or other Fees. Borrower fails to pay when due any installment of principal, interest or other fees hereon or on any other Debenture issued pursuant to the Purchase Agreement, and such failure shall continue for a period of ten (10) days following the date upon which any such payment was due.

3.2. Breach of Covenant. Borrower breaches any covenant or other term or condition of this Debenture in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

3.3. Breach of Representations and Warranties. Any representation or warranty of Borrower made herein, or the Purchase Agreement, or in any Transaction Document shall be false or misleading in any material respect.

3.4. Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for 5 consecutive days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The “Principal Market” for the Common Stock shall include the OTCQX, the OTCQB, the OTCPK, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, NYSE American, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

3.5. Receiver or Trustee. Any Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.6. Judgments. Any money judgment, writ or similar final process shall be entered or filed against any Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $50,000 in the aggregate for Borrower, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

3.7. Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against any Borrower or any of its Subsidiaries.

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3.8. Default Under Other Agreements. The occurrence of an Event of Default under and as defined in the Purchase Agreement or any Transaction Document or any event of default (or similar term) under any other agreement evidencing indebtedness of at least $50,000.

3.9. Failure to Deliver Common Stock or Replacement Debenture. Borrower’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Debenture and the Purchase Agreement, if such failure to timely deliver Common Stock shall not be cured within five (5) days. If Borrower is required to issue a replacement Debenture to Holder and Borrower shall fail to deliver such replacement Debenture within seven (7) Business Days.

3.10. Cumulative Remedies. The remedies under this Debenture shall be cumulative.

ARTICLE IV

DEFAULT PAYMENTS

4.1. Default Payment. If an Event of Default occurs and is continuing beyond any applicable grace period, the Holder, at its option, may elect, in addition to all rights and remedies of Holder under the Purchase Agreement and the Transaction Documents and all obligations of the Borrower under the Purchase Agreement and the Transaction Documents, to require the Borrowers to make a Default Payment (“Default Payment”). The Default Payment shall be 110% of the outstanding principal amount of the Debenture, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to the Debentures or the Transaction Documents, then to accrued and unpaid interest due on the Debentures and then to outstanding principal balance of the Debentures.

4.2. Default Payment Date. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to Section 4.1 (“Default Payment Date”).

ARTICLE V

MISCELLANEOUS

5.1. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2. Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Purchase Agreement.

5.3. Amendment Provision. The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

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5.4. Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement.

5.5. Cost of Collection. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Debenture shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

5.7. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrowers to the Holder and thus refunded to the Borrowers

5.8. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Debenture and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Debenture to favor any party against the other.

[signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Convertible Debenture to be signed in its name effective as of this 8th day of February, 2019.

H/CELL ENERGY CORPORATION

By:
Name:	Matthew Hidalgo
Title:	Chief Financial Officer

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EXHIBIT A

 CONVERSION NOTICE

Reference is made to the Convertible Debenture (the “Debenture”) issued to the undersigned by H/Cell Energy Corporation, a Nevada corporation (the “Borrower”). In accordance with and pursuant to the Debenture, the undersigned hereby elects to convert the Conversion Amount (as defined in the Debenture) of the Debenture indicated below into shares of Common Stock, US$0.0001 par value per share (the “Common Stock”), of the Borrower, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Debenture.

Date of Conversion:

Aggregate Principal Amount to be converted:
Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal Amount to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Debenture is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Holder:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)